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                   FIFTH AMENDMENT TO LOAN AGREEMENT

     This FIFTH AMENDMENT TO LOAN AGREEMENT (this "Amendment") is made and entered into as of the18th day of August, 1999, between BANK OF AMERICA, N.A. successor to NATIONSBANK, N.A., a national banking association (the "Lender"), and METROTRANS CORPORATION, a Georgia corporation (the "Borrower").

                                W I T N E S S E T H

     WHEREAS, the Lender and the Borrower have entered into that certain Loan Agreement dated as of September 5, 1997 (as amended to date, the "Loan Agreement"); and

     WHEREAS, the Borrower and the Lender have agreed to a further amendment of the Loan Agreement.

     NOW, THEREFORE, in consideration of the foregoing premises and other good and valuable consideration, the receipt and legal sufficiency of which are hereby acknowledged, the parties hereto hereby agree as follows:

     1. All capitalized terms used herein and not otherwise expressly defined herein shall have the respective meanings given to such terms in the Loan Agreement.

     2.   The Loan Agreement is hereby amended as follows: Insert the
following sentence at the end of Section 2.5 (a):   Notwithstanding the
foregoing, for purposes of the automatic reduction in the Commitment on August 18, 1999 only,"Inventory Value" shall not include any of the value attributable to work in process or finished goods consisting of new buses.

     3. The Borrower hereby restates, ratifies, and reaffirms each and every term, condition, representation and warranty heretofore made by it under or in connection with the execution and delivery of the Loan Agreement, as amended hereby, and the other Loan Documents, as fully as though such representations and warranties had been made on the date hereof and with specific reference to this Amendment and the Loan Documents.

     4. Except as expressly set forth herein, the Loan Agreement and the other Loan Documents shall be and remain in full force and effect as originally written, and shall constitute the legal, valid, binding and enforceable obligations of the Borrower to the Lender.

     5. The Borrower agrees to pay on demand all reasonable costs and expenses of the Lender in connection with the preparation, execution, delivery and enforcement of this Amendment and all other Loan Documents and any other transactions contemplated hereby, including, without limitation, the reasonable fees and out of pocket expenses of legal counsel to the Lender.

6. The Borrower represents and warrants that: (a) the Borrower has no present intent to file any voluntary petition under any chapter of the Bankruptcy Code, Title 11, U.S.C.
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("Bankruptcy Code"), or in any manner to seek any relief
under any other state, federal, or insolvency laws or laws providing for relief f debtors, or directly or indirectly to cause others to file such petition or to seek any such relief, either at the present time or at any time hereafter; (b) the Borrower has no present intent to directly or indirectly cause any involuntary petition under any chapter of the Bankruptcy Code to be filed against the Borrower or directly or indirectly cause the Borrower to become the subject of any proceeding pursuant to any other state, federal or other insolvency law or laws providing for the relief of debtors, either at the present time or at any time hereafter; and (c) the Borrower has no present intent to directly or indirectly cause the property of the Borrower to become the property of any bankrupt estate or the subject of any state, federal or other bankruptcy, dissolution, liquidation, or insolvency proceedings, either at the present time or at any time hereafter.

     7. The Borrower agrees to take such further action as the Lender shall reasonably request in connection herewith to evidence the amendment herein contained to the Loan Agreement and the other Loan Documents.

     8. This Amendment may be executed in any number of counterparts and by different parties hereto in separate counterparts, each of which, when so executed and delivered, shall be deemed to be an original and all of which counterparts, taken together, shall constitute but one and the same instrument.

     9. This Amendment shall be binding upon and inure to the benefit of the successors and permitted assigns of the parties hereto.

     10. This Amendment shall be governed by, and construed in accordance with, the laws of the State of Georgia.



                           (Signatures on next page)
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     IN WITNESS WHEREOF, the Borrower and the Lender have caused this Fifth
Amendment to Loan Agreement to be duly executed under seal, all as of the date first above written.


                                       METROTRANS CORPORATION

                                       BY:  /s/ John G. Wallace
                                       Name: John G. Wallace
                                       Title: President and Chief Executive
                                         Officer

                                       [CORPORATE SEAL]

                                       BANK OF AMERICA, N.A.

                                       BY:  _____________________
                                       Name:
                                       Title:


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